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                                                                     Exhibit 4.3

                        INCENTIVE STOCK OPTION AGREEMENT

         INCENTIVE STOCK OPTION AGREEMENT made this ___ day of ______, _______ between PSYCHEMEDICS CORPORATION, a Delaware corporation (hereinafter called the Corporation), and ___________________ (hereinafter called the Employee).

         The Corporation desires, by affording the Employee an opportunity to purchase shares of its Common Stock, $.005 par value (hereinafter called the Common Stock), as hereinafter provided, to carry out the purpose of the Corporation's 2000 Stock Option Plan adopted March 21, 2000 (hereinafter called the Plan).

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree as follows:

         1. GRANT OF OPTION. The Corporation hereby irrevocably grants to the Employee the right and option (hereinafter called the Option) to purchase all or any part of an aggregate of _________ shares of the Common Stock (such number being subject to adjustment as provided in paragraph 7 hereof) on the terms and conditions herein set forth. The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986) (hereinafter called the
Code).

         2. PURCHASE PRICE. The purchase price of the shares of the Common Stock covered by the Option shall be $________ per share.

         3. TERM OF OPTION. The term of the Option shall be for a period of ten years from the date hereof, subject to earlier termination as provided in paragraphs 5 and 6 hereof. The Option shall become exercisable with respect to 25% of the total number of shares subject to the Option twelve months after the date hereof and with respect to an additional 25% of such total number of shares at the end of each twelve-month period thereafter during the succeeding three years provided however, that the Corporation may, at any time during the period in which the Option is not then exercisable in full, accelerate the exercisability of the Option subject to such terms as the Corporation deems necessary and appropriate. The purchase price of the shares as to which the Option shall be exercised shall be paid at the time of exercise as provided in paragraph 8 hereof. Except as provided in paragraphs 5 and 6 hereof, the Option may not be exercised at any time unless the Employee shall have been in the continuous employ of the Corporation or one or more of its subsidiaries, from the date hereof to the date of the exercise of the Option.

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         The Corporation may, in its discretion, require as conditions to the right to exercise this Option that (a) a registration statement under the Securities Act of 1933, as amended, shall be in effect and current with respect to the shares issuable upon exercise of this Option, or (b) the Employee (and any other person in whose name, as joint tenant with the Employee, are registered the certificate or certificates representing the shares being purchased on exercise hereof) has given to the Corporation prior to the purchase of any shares pursuant hereto, assurances satisfactory to it that such shares are being purchased for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, including without limitation, a written agreement of the Employee (and any other person in whose name, as joint tenant with the Employee, are registered the certificate or certificates representing the shares being purchased on exercise hereof) that the shares will not be transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Corporation gives a written opinion that such transfer is permissible under federal and state law without registration.

         Nothing herein contained shall be deemed to require the Corporation to register, under federal or any state law, this Option or any shares issued hereunder.

         4. NON-TRANSFERABILITY. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Employee, only by him, provided, however, that the Employee may designate in writing a beneficiary to exercise his option after his death. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

         5. TERMINATION OF EMPLOYMENT. In the event the employment of the Employee shall be terminated for any reason other than death, permanent disability or retirement, the Option shall expire and all rights to purchase shares pursuant hereto shall terminate immediately. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Corporation and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.

         In the event that the employment of the Employee shall be terminated on account of retirement (at the age 65 or earlier as may be permitted by the Corporation), or in the event that the employment of the Employee shall be terminated on account of permanent and total disability as such term is defined in Section 22 (e)(3) of the Code, the Option may be exercised (to the extent that the Employee shall have been entitled


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to do so at the termination of his employment) at any time within one year after such termination, but not more than ten years after the date of grant thereof. Notwithstanding the foregoing, the Employee hereby acknowledges that in addition to other requirements, in order to be entitled to favorable tax treatment under the Code with respect to the Option, the Employee may not exercise the Option more than three months after the date of termination of employment due to retirement. So long as the Employee shall continue to be an employee of the Corporation or one or more of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Employee any right to continue in the employ of the Corporation or of any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate his employment at any time.

         6. DEATH OF EMPLOYEE. If the Employee shall die while he shall be employed by the Corporation or one or more of its subsidiaries, the Option may be exercised (to the extent that the Employee shall have been entitled to do so at the date of his death) by a legatee or legatees of the Employee under his last will, or by his personal representatives or distributees, at any time within one year after his death, but not more than ten years after the date hereof.

         7. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Corporation are hereby made applicable hereunder and are incorporated herein by reference.

         8. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation at its principal business address attention of the Secretary. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. At that time, this Option Agreement shall be turned in to the Corporation for action by the Corporation to reduce the number of shares to which it applies. Such notice shall be accompanied by payment of the purchase price: (a) in cash or by check; (b) through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash purchase price of the Option; (c) consistent with applicable law, through the delivery of an assignment to the Corporation of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Corporation, which sale shall be at the Employee's discretion at the time of exercise; or (d) by any combination of these methods of payment. Notwithstanding the foregoing, the Employee may not pay any part of the purchase price hereof by transferring Common Stock to the Corporation unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be


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registered in the name of the person or persons so exercising the Option, (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, the certificate or certificates shall be registered in the name of the Employee and another person jointly, with the right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to paragraph 6 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

         9. EARLY DISPOSITION. The Employee agrees to notify the Corporation in writing immediately after the Employee transfers any shares issued upon exercise of the Option, if such transfer occurs on or before the later of (a) the date two years after the date of this Agreement or (b) the date one year after the date the Employee acquired such shares acquired on exercise. The Employee also agrees to provide the Corporation with any information concerning any such transfer required by the Corporation for tax purposes.

         10. GENERAL. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. The Corporation makes no representation or warranty that this Option or shares issued pursuant hereto qualify under any federal or state law for any special tax treatment. The terms of this Option Agreement shall be construed to conform with, and shall be governed by the provisions of the Plan and in the event of any inconsistency between the provisions of this Option Agreement and the Plan the provisions of the Plan shall control.

         11. SUBSIDIARY. As used herein, the term "subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" of the Corporation, as the term is defined in Section 424 of the Code.


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         IN WITNESS WHEREOF, the Corporation has caused this Incentive Stock
Option Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his hand and seal all on the day and year first above written.


                                          PSYCHEMEDICS CORPORATION


                                          By:
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                                              Raymond C. Kubacki, Jr.,
                                              President


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                                              (name of employee)


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                                              Address


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